# Master Silicon Carbide Industries, Inc.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

COMMON STOCK: TOTAL AUTHORIZED: 100,000,000 SHARES
PAR VALUE: $0.001 PER SHARE

**CUSIP NO. 57636C105**

THIS CERTIFIES THAT **SPECIMEN**

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

## MASTER SILICON CARBIDE INDUSTRIES, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
**ISLAND STOCK TRANSFER**
Transfer Agent

**JOHN D. KUHNS**
**President, Chief Executive Officer**

**MARY E. FELLOWS**
**Executive Vice President, Secretary**

By

Authorized Signature

MASTER SILICON CARBIDE INDUSTRIES, INC.
Corporate
Seal
DELAWARE

100 Second Avenue South, Suite 705S, St. Petersburg, FL, 33701
727.289.0010